UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

ARTHUR J. GALLAGHER & CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-09761	36-2151613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pierce Place, Itasca, Illinois	60143-3141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 773-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this item with respect to the Purchase Agreement (as defined below) is incorporated herein by reference to Item 2.03.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 20, 2013, Arthur J. Gallagher & Co. (“Gallagher”) and certain of its subsidiaries (collectively, the “Subsidiary Obligors”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with certain accredited institutional investors (collectively, the “Purchasers”) for a private placement of $600 million aggregate principal amount of unsecured senior notes. The Purchase Agreement provides for three series of senior notes: $325 million aggregate principal amount of 4.58% Senior Notes, Series H, due in 2024; $175 million aggregate principal amount of 4.73% Senior Notes, Series I, due in 2026; and $100 million aggregate principal amount of 4.98% Senior Notes, Series J, due in 2029 (collectively, the “Notes”). The issuance and sale of the Notes is expected to fund and close on February 27, 2014, subject to certain customary conditions.

Interest on the Notes will be payable semi-annually in arrears on February 27 and August 27 of each year, beginning on August 27, 2014. The Notes will be senior unsecured obligations of Gallagher and the Subsidiary Obligors and rank equal in right of payment with all other senior unsecured indebtedness of Gallagher and the Subsidiary Obligors.

The Purchase Agreement contains customary provisions for transactions of this type, including representations and warranties regarding Gallagher and its subsidiaries and various covenants, including covenants that require Gallagher to maintain specified financial ratios. The Purchase Agreement provides for customary events of default, generally with corresponding grace periods, including, without limitation, payment defaults with respect to the Notes, covenant defaults, cross-defaults to other agreements evidencing indebtedness of Gallagher or its subsidiaries, certain judgments against Gallagher or its subsidiaries and events of bankruptcy involving Gallagher or its material subsidiaries.

Under the terms of the Purchase Agreement, the Notes are redeemable, in whole or in part, at 100% of the principal amount being redeemed, together with accrued and unpaid interest and a “make-whole amount” (as defined in the Purchase Agreement) with respect to each Note. If within 90 days after a “change in control” Gallagher (or its successor) does not have an “investment grade rating”, Gallagher is obligated to offer to prepay all of the outstanding Notes at the principal amount thereof plus accrued interest (but without any “make-whole amount” or other premium) (as each term is defined in the Purchase Agreement).

The foregoing summary is qualified in its entirety by reference to the Purchase Agreement and form of the Notes, filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

4.1	Note Purchase Agreement, dated as of December 20, 2013, between Gallagher and the Purchasers.

4.2	Form of Notes (included as Exhibits 1(a), 1(b) and 1(c) to Exhibit 4.1 of this Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: December 24, 2013	/s/ WALTER D. BAY
Walter D. Bay

Vice President, General Counsel and Secretary (duly authorized officer)